                                                                     EXHIBIT 2.4


                              SUBSIDIARY GUARANTY


     THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the 25th day of October, 1999, by BESTWAY TRUCKING, INC., a Kentucky corporation; CARROLL FULMER & COMPANY, INC., a Florida corporation; CONNECTION ONE TRUCKING, LLC, an Indiana limited liability company; DLS LEASING, INC., an Indiana corporation; FOX MIDWEST TRANSPORT, INC., a Wisconsin corporation; J&L TRUCK LEASING OF FARMINGTON, INCORPORATED, a New York corporation; KAT, INC., an Indiana corporation; LAND TRANSPORTATION, LLC, a Delaware limited liability company; MASSENGILL TRUCKING SERVICE, INC., a Delaware corporation; MDR CARTAGE, INC., an Arkansas corporation; R&M ENTERPRISES, INC., a Nebraska corporation; RAINBOW TRUCKING SERVICES, INC., an Indiana corporation; SHIPPERS DISTRIBUTION SERVICES, INC., a Wisconsin corporation; TRANSIT GROUP TRANSPORTATION, LLC, a Delaware limited liability company; and TRANSIT LOGISTICS, LLC, a Delaware limited liability company (together with the other Subsidiaries that may from time to time become party hereto by signing a counterpart hereof, collectively, the "Subsidiary Guarantors") in favor of the Agent, for the benefit of the Lenders and their Affiliates, under the Credit Agreements referred to below;


                                  WITNESSETH:

     WHEREAS, Transit Group, Inc., a Florida corporation (the "Principal") and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent (the "Agent"), and certain other Lenders from time to time party thereto have entered into the Working Capital Credit Agreement dated as of October 25, 1999 and the Acquisition Credit Agreement dated as of October 25, 1999 (as the same may be amended or modified from time to time, the "Credit Agreements"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

     WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreements that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit

Agreements, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreements, any Note and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.1.  Selected Terms Used Herein.
                   --------------------------

     "Guaranteed Obligations" is defined in Section 3 below.

     SECTION 1.2.  Terms in Credit Agreement.  Other capitalized terms used
                   -------------------------
herein but not defined herein shall have the meaning set forth in the Credit Agreements.

     SECTION 2.1.  Representations and Warranties.  Each of the Subsidiary
                   ------------------------------
Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under either Credit Agreement) that:

          (1) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          (2) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (3) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement (except under the Loan Documents). No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

     SECTION 1.4.  Covenants.  Each of the Subsidiary Guarantors covenants that,
                   ---------
so long as any Lender has any Commitment outstanding under either Credit Agreement, or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreements.

     SECTION 2. The Guaranty.  Subject to Section 9 hereof, each of the
                ------------
Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Secured Obligations, including without limitation any such Secured Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on written demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the applicable Credit Agreement, any Note or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Lender to sue the Principal, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

     SECTION 3. Guaranty Unconditional.  Subject to Section 9 hereof, the
                ----------------------
obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (1) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

          (2) any modification or amendment of or supplement to either Credit Agreement, any Note, or any other Loan Document;

          (3) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under either Credit Agreement, any Note, the Security Agreement, any other Loan Document, any obligations of any other guarantor of any of the Guaranteed Obligations or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

          (4) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

          (5) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

          (6) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to either Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under either Credit Agreement, any Note or any other Loan Document; or

          (7) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

     SECTION 4.  Discharge Only Upon Payment In Full: Reinstatement In Certain
                 -------------------------------------------------------------
Circumstances.  Each of the Subsidiary Guarantor's obligations hereunder shall
-------------
remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the

Commitments under the Credit Agreements shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under either Credit Agreement, or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 5.  Waivers.  Each of the Subsidiary Guarantors irrevocably waives
                 -------
acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

     SECTION 6.  Subrogation.  Each of the Subsidiary Guarantors hereby agrees
                 -----------
not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreements and any other Loan Documents is terminated.

     SECTION 7.  Stay of Acceleration.  If acceleration of the time for payment
                 --------------------
of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of either Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders under either Credit Agreement.

     SECTION 8.  Limitation on Obligations.
                 -------------------------

          (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"). This Section 9(a) with respect to the

     Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

          (1) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

          (2) In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the sum of the Maximum Liabilities (which may be greater than the amount of Guaranteed Obligations) of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Principal after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9(c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this

     Section 9(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     SECTION 9.  Application of Payments.  All payments received by the Agent
                 -----------------------
hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

          (1) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

          (2) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them; and

          (3) THIRD, to payment of any Guaranteed Obligations pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

     SECTION 10.  Notices.  All notices, requests and other communications to
                  -------
any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

     SECTION 11.  No Waivers.  No failure or delay by the Agent or any Lenders
                  ----------
or any of their Affiliates in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, either Credit Agreement, any Note, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.  No Duty to Advise.  Each of the Subsidiary Guarantors assumes
                  -----------------
all responsibility for being and keeping itself informed of the Principal's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed

Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

     SECTION 13.  Successors and Assigns.  This Guaranty is for the benefit of
                  ----------------------
the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under either Credit Agreement, any Note or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

     SECTION 14.  Changes in Writing.  Neither this Guaranty nor any provision
                  ------------------
hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders under each Credit Agreement.

     SECTION 15.  Costs of Enforcement.  Each of the Subsidiary Guarantors
                  --------------------
agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Subsidiary Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

     SECTION 16.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                  ---------------------------------------------------------
TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
-----
LAW OF THE STATE OF ILLINOIS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 17.  Taxes, etc.  All payments required to be made by any of the
                  ----------
Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith (i) pay to the Agent, any Lender or any Affiliate of a Lender, as applicable, such additional amount as results in the net amount received by the Agent, any Lender or any Affiliate of a Lender, as applicable, equaling the full amount which would have been received by the Agent, such Lender or such Affiliate, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent, any Lender or any Affiliate of a Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

     IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.


                              BESTWAY TRUCKING, INC.

                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              CARROLL FULMER & COMPANY, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              CONNECTION ONE TRUCKING, LLC


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Manager
                                     ------------------------


                              DLS LEASING, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              FOX MIDWEST TRANSPORT, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------

                              J&L TRUCK LEASING OF FARMINGTON,
                              INCORPORATED


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              KAT, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              LAND TRANSPORTATION, LLC


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Manager
                                     ------------------------



                              MASSENGILL TRUCKING SERVICE, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              MDR CARTAGE, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------

                              R&M ENTERPRISES, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              RAINBOW TRUCKING SERVICES, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              SHIPPERS DISTRIBUTION SERVICES, INC.


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Chairman
                                     ------------------------


                              TRANSIT GROUP TRANSPORTATION, LLC


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:    Manager
                                     ------------------------


                              TRANSIT LOGISTICS, LLC


                              By:   /s/ Philip A. Belyew
                                 ----------------------------
                              Name:     Philip A. Belyew
                                    -------------------------
                              Title:     Manager
                                     ------------------------